Exhibit 23.7
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

              As independent public accountants, we hereby consent to the use of our report dated March 14, 1997 (and to all references to our Firm) included in or made a part of this registration statement.



                                                  Arthur Andersen LLP

Chicago, Illinois

September 26, 1997



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